Exhibit 99.2

SWARMER Announces Closing of INITIAL Public Offering OF

common stock AND FULL EXERCISE OF UNDERWRITERS’ OPTION TO PURCHASE

ADDITIONAL SHARES

AUSTIN, Texas, March 18, 2026 — Swarmer, Inc (Nasdaq: SWMR) (the “Company” or “Swarmer”), a drone autonomy software company supporting operations in Ukraine, today announced the closing of its previously announced underwritten initial public offering (the “Offering”) of 3,450,000 newly-issued shares of common stock, including the full exercise by the underwriters of their option to purchase 450,000 additional shares of common stock, at a price to the public of $5.00 per share. The shares are listed for trading on the Nasdaq Capital Market under the ticker symbol “SWMR.” The net proceeds to the Company from the offering, after deducting the underwriter discounts and commissions and estimated offering expenses, were approximately $14.7 million. Swarmer intends to use net proceeds from this Offering for funding of ongoing operations, including expansion of capabilities and our product offering, hiring employees, integration with the hardware of drone manufacturers, and for working capital and other general corporate purposes.

Lucid Capital Markets acted as sole bookrunner for the Offering.

A registration statement on Form S-1 (File No. 333-293123), as amended, relating to the Common Stock sold in the Offering was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on March 16, 2026. A copy of the final prospectus related to the Offering was filed with the SEC and can be accessed through the SEC’s website at www.sec.gov. Copies may be obtained from: Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, NY 10022.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state, province, territory or other jurisdiction.

About Swarmer

Swarmer is a defense technology company that specializes in vendor-agnostic technologies that address critical operational challenges faced by modern military forces. Swarmer’s primary mission areas include autonomous swarm coordination, multi-domain unmanned systems integration, AI-powered collaborative autonomy, and command and control software for distributed robotic operations. The Company’s primary customer base consists of drone manufacturers who license Swarmer’s software for integration with their hardware platforms. Swarmer’s technology has been rigorously validated in real-world kinetic environments and was first deployed in combat operations in Ukraine in April 2024. Since then, it has completed more than 100,000 combat missions, generating terabytes of proprietary data that informs its machine-learning models and enables the replication of advanced pilot performance at scale. With headquarters in Austin, Texas, Swarmer maintains operations and teams in Ukraine, Poland and Estonia.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements, including with respect to the use of proceeds of the Offering. Management has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While they believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management's control. These statements involve risks and uncertainties that may cause Swarmer’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Swarmer assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

swarmer@icrinc.com